Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 10, 2004, in the Registration Statement (Form S-1) and related Prospectus of ExlService Holdings, Inc. dated December 3, 2004.

/s/ Ernst & Young LLP

New York, New York

December 3, 2004